[MEDIABAY LOGO]
FOR IMMEDIATE RELEASE

                  NASDAQ TO CONTINUE LISTING MEDIABAY SHARES ON
                           THE NASDAQ NATIONAL MARKET
                   THE COMPANY WILL NOT EFFECT A REVERSE SPLIT

CEDAR KNOLLS, NJ - DECEMBER 20, 2004 -- MediaBay, Inc. (Nasdaq: MBAY), a leading media, marketing and publishing company specializing in spoken audio content, announced today that on December 16, 2004 it received a determination letter from the staff of Nasdaq indicating that the Company has evidenced compliance with all requirements necessary for continued listing on The Nasdaq National Market. On or before December 17, 2004, the Company was required to evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. The Company has evidenced a closing bid price of at least $1.00 per share since November 30, 2004. Accordingly, the Nasdaq Listing Qualifications Panel has determined to continue listing the Company's securities on The Nasdaq National Market.

At the Company's annual meeting, held December 15, 2004, the shareholders approved a proposal granting the Company's directors the authority to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's common stock. The reason for the reverse split was to increase the market share of the Company's per share market price of its common stock if the closing bid price had failed to exceed $1.00 as required by Nasdaq. Since the Company has met the Nasdaq listing requirements without a reverse split, the Company's Board of Directors has determined that the Company will not effect a reverse split.

ABOUT MEDIABAY

MediaBay, Inc. (Nasdaq: MBAY) is a multi-channel, media marketing company specializing in the $800 million audiobook industry and old-time radio distribution. MediaBay's industry-leading content library includes over 50,000 classic radio programs, 3,500 film and television programs and thousands of audiobooks. MediaBay has begun digitizing and encoding its library of spoken word content and once the content is digitized, the Company expects to make it available for download on the many evolving music services and content stores that are proliferating on the Internet. For more information on MediaBay, please
visit       http://www.MediaBay.com      or      its      subsidiary      sites:
http://www.audiobookclub.com,          http://www.radiospirits.com,          and
http://www.radioclassics.com.

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking" statements that involve a number of known and unknown risks, uncertainties and other factors which may cause MediaBay's actual results, performance or achievements to be materially different from any results, performances or achievements express or implied by such forward-looking statements. All statements other than statements of historical facts included in this press release including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of MediaBay's management for future operations are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Important factors that could cause actual results to differ materially from expectations, include, without limitation, MediaBay's history of losses; the success of its new digital media distribution strategy and new Larry King initiatives, its ability to anticipate and respond to changing customer preferences, license and produce desirable content, protect our databases and other intellectual property from unauthorized access, collect receivables; dependence on third-party providers, suppliers and distribution channels; competition; the costs and success of our marketing strategies; product returns; member attrition and other risks detailed in its Annual Report on Form 10-K for the year ended December 31, 2003. Undue reference should not be placed on these forward-looking statements, which speak only as of the date hereof. MediaBay undertakes no obligation to update any forward-looking statements.

CONTACTS:

Jeffrey Dittus, MediaBay, CEO, 973-539-9528,
Tim Clemensen, Rubenstein Investor Relations, 212-843-9337

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